EXECUTION VERSION

Exhibit 4.1

DEPOSIT AGREEMENT

among

ALCOA INC.,

as issuer

and

COMPUTERSHARE TRUST COMPANY, N.A., as Depositary,

COMPUTERSHARE INC.,

and

THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of September 22, 2014

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Page
Section 6.2. Termination	32

ARTICLE VII

MISCELLANEOUS
Section 7.1. Counterparts	33
Section 7.2. Exclusive Benefit of Parties	33
Section 7.3. Invalidity of Provisions	33
Section 7.4. Notices	33
Section 7.5. Depositary’s Agents	35
Section 7.6. Appointment of Registrar, Transfer Agent, Conversion Agent, Dividend Disbursing Agent and Redemption Agent in Respect of the Convertible Preferred Stock	35
Section 7.7. Holders of Receipts are Parties	35
Section 7.8. Governing Law	35
Section 7.9. Inspection of Deposit Agreement and Statement	35
Section 7.10. Headings	36
Section 7.11. Confidentiality	36
EXHIBIT A: FORM OF RECEIPT	A-1
EXHIBIT B: STATEMENT WITH RESPECT TO SHARES	B-1

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DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of September 22, 2014, among (i) ALCOA INC., a Pennsylvania corporation (the “Corporation”); (ii) COMPUTERSHARE INC., a Delaware corporation, and its wholly-owned subsidiary COMPUTERSHARE TRUST COMPANY, N.A, a federally chartered trust company and national banking association; and (iii) the holders from time to time of the Receipts (as hereinafter defined) described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Convertible Preferred Stock (as hereinafter defined) of the Corporation from time to time with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares (as hereinafter defined) in respect of shares of the Convertible Preferred Stock so deposited;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the terms, conditions and pricing mechanisms upon conversion of the Convertible Preferred Stock are set forth in the Statement (as hereinafter defined) attached hereto as Exhibit B; and

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement:

“Accumulated Dividend Amount” shall have the meaning set forth in the Statement.

“Acquisition Termination Conversion Rate” shall have the meaning set forth in the Statement.

“Acquisition Termination Dividend Amount” shall have the meaning set forth in the Statement.

“Acquisition Termination Event” shall have the meaning set forth in the Statement.

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“Acquisition Termination Make-whole Amount” shall have the meaning set forth in the Statement.

“Acquisition Termination Market Value” shall have the meaning set forth in the Statement.

“Acquisition Termination Redemption Date” shall have the meaning set forth in the Statement.

“Acquisition Termination Share Price” shall have the meaning set forth in the Statement.

“Affiliate” shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by, or under common control with, such other person or entity. For the purpose of this definition, “controlling,” “controlled by” or “under common control with” mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a person or entity, whether through the ownership or control of voting interests, by contract or otherwise.

“Articles of Incorporation” shall mean the Corporation’s Articles of Incorporation, including any statements with respect to shares, as it may be amended from time to time.

“Board of Directors” shall have the meaning set forth in the Statement.

“close of business” shall mean 5:00 p.m. (New York City time).

“Common Stock” shall mean the common stock, par value $1.00 per share, of the Corporation.

“Computershare” shall mean Computershare Inc., a Delaware corporation.

“Conversion Date” shall have the meaning set forth in the Statement.

“Conversion Number” shall have the meaning set forth in Section 2.10.

“Convertible Preferred Stock” shall mean the Corporation’s 5.375% Class B Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share, $500 liquidation preference per share, designated in the Statement.

“Corporation” shall have the meaning set forth in the Preamble of this Deposit Agreement and shall include its successors and assigns.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean the Trust Company and, subject to the provisions of Section 5.5, shall include its successors and assigns.

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“Depositary Shares” shall mean the depositary shares, each representing one-tenth (1/10th) of one share of the Convertible Preferred Stock, and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 250 Royall Street, Canton, Massachusetts, 02021.

“Dividend Payment Date” shall have the meaning set forth in the Statement.

“Dividend Period” shall have the meaning set forth in the Statement.

“DTC” shall have the meaning set forth in Section 2.1.

“DTC Receipt” shall have the meaning set forth in Section 2.1.

“Early Conversion Average Price” shall have the meaning set forth in the Statement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in the Statement.

“Funds” shall have the meaning set forth in Section 4.1.

“Initial Price” shall have the meaning set forth in the Statement.

“Mandatory Conversion Date” shall have the meaning set forth in the Statement.

“New York Stock Exchange” shall have the meaning set forth in Section 2.1.

“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Physical Receipt” shall have the meaning set forth in Section 2.1.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in the form of DTC Receipts or Physical Receipts, and evidencing the number of Depositary Shares with respect to shares of the Convertible Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

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“Redemption Date” shall have the meaning set forth in Section 2.8.

“Reference Amount” shall have the meaning set forth in the Statement.

“Registrar” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such successor Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.3.

“Statement” shall mean the relevant Statement with Respect to Shares filed with the Department of State of the Commonwealth of Pennsylvania on September 22, 2014 and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time, that amends the Articles of Incorporation of the Corporation, adopted by the Board of Directors of the Corporation or a duly authorized committee thereof establishing the Convertible Preferred Stock as a series of preferred stock of the Corporation and setting forth the rights, preferences and privileges of the Convertible Preferred Stock.

“Transfer Agent” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of Convertible Preferred Stock, as the case may be, as herein provided.

“Trust Company” shall mean Computershare Trust Company, N.A., a federally chartered trust company and national banking association.

“Underwriters” shall mean Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC.

“Underwriting Agreement” shall mean that certain underwriting agreement, dated as of September 16, 2014, among the Corporation and the Underwriters.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF THE CONVERTIBLE PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1. Rights, Privileges and Preferences; Form and Transfer of Receipts

Subject to the terms of this Deposit Agreement, each Holder of a Receipt is entitled, proportionately, to all the rights, preferences and privileges of the Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt (including the conversion, dividend, voting, and liquidation rights contained in the Statement) and the same proportionate interest in any and all other property received by the Depositary in respect of such Convertible Preferred Stock and held under this Deposit Agreement.

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Upon request by the Corporation, the Corporation and the Depositary shall make application to The Depository Trust Company (“DTC”) for acceptance of all of the Receipts for its book-entry settlement system. The Corporation hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares with book-entry settlement through DTC shall be represented by a single receipt or receipts (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (a) DTC or its nominee for such DTC Receipt or (b) institutions that have accounts with DTC. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. The aggregate number of Depositary Shares evidenced by Receipts that may be executed and delivered under this Deposit Agreement is initially limited to 25,000,000 (as increased from time to time by an amount equal to the aggregate number of any additional Depositary Shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), except for Receipts executed and delivered in respect of Depositary Shares upon registration or transfer of, or in exchange for, or in lieu of other Receipts pursuant to Section 2.3, Section 2.4 or Section 4.6.

The DTC Receipt shall be exchangeable for definitive Physical Receipts (as defined below) only if (i) DTC notifies the Corporation at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Corporation within 90 days of the date the Corporation is so informed in writing or (ii) DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor to DTC is not appointed by the Corporation within 90 days. The Corporation shall provide written notice to the Depositary upon receipt of notice of the occurrence of any event described in clause (i) or (ii) of the preceding sentence. Until such written notice is received by the Depositary, the Depositary may presume conclusively for all purposes that the events described in clause (i) and (ii) of the first sentence of this paragraph have not occurred. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), or (ii) of the first sentence of this paragraph, then without unnecessary delay, the Depositary shall provide written instructions to DTC to deliver the DTC Receipt to the Depositary for cancellation, and, without unnecessary delay, the Corporation shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form (each, a “Physical Receipt”) evidencing such Depositary Shares.

Physical Receipts issued in exchange for all or a part of the DTC Receipt pursuant to this Section 2.1 shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Depositary. Upon execution and authentication, the Depositary shall deliver such Physical Receipts to the Persons or entities in whose names such Physical Receipts are so registered.

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At such time as all interests in a DTC Receipt have been converted, canceled, surrendered or transferred, such DTC Receipt shall be, upon receipt thereof, canceled by the Depositary in accordance with standing procedures and existing instructions between DTC and DTC’s custodian. At any time prior to such cancellation, if any interest in a DTC Receipt is exchanged for Physical Receipts, converted, canceled, surrendered or transferred to a transferee who receives Physical Receipts therefor or any Physical Receipt is exchanged or transferred for part of such DTC Receipt, the number of Depositary Shares evidenced by such DTC Receipt shall, in accordance with the standing procedures and instructions existing between DTC and DTC’s custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such DTC Receipt, by the Depositary or DTC’s custodian, at the direction of the Depositary, to reflect such reduction or increase.

Beneficial owners of Depositary Shares through DTC shall not receive or be entitled to receive Physical Receipts or be entitled to have Depositary Shares registered in their name, except as described in the third immediately preceding paragraph, in which case the provisions set forth in such paragraph and the second immediately succeeding paragraph regarding the issuance of Physical Receipts shall apply. Except as specifically provided herein, beneficial owners of Depositary Shares through DTC shall not be considered the owners or holders of the Convertible Preferred Stock under this Deposit Agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the Depositary under this Deposit Agreement.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance. The Corporation shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

The DTC Receipt and Physical Receipts, if any, shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement and incorporated herein by reference, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with the applicable rules of The New York Stock Exchange (the “NYSE”) or any other securities exchange on which the Depositary Shares are then listed, if applicable. In the event the DTC Receipt becomes exchangeable for definitive Physical Receipts as provided in this Section 2.1, the Depositary, pending preparation of definitive Physical Receipts and upon the written order of the Corporation, delivered in compliance with Section 2.1, shall execute and deliver temporary Receipts, which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the Physical Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause Physical Receipts to be prepared without unreasonable delay. After the preparation of Physical Receipts, the temporary Receipts shall be exchangeable by the Record Holder for Physical Receipts upon surrender of the temporary Receipts at the Depositary’s Office or such other place or places as the Depositary shall

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determine pursuant to the first paragraph of Section 2.4, without charge to the Record Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor Physical Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt or Receipts; provided that, the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Physical Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Record Holder or the Depositary. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as Physical Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by the facsimile signature of a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement, all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of the NYSE or any other securities exchange upon which the Convertible Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof (x) for the purpose of determining the Person (i) entitled to distributions of dividends or other distributions of securities, cash or other property or payments with respect to the Convertible Preferred Stock, (ii) entitled to exercise any voting, or conversion rights with respect to the Convertible Preferred Stock and (iii) entitled to receive any notice provided for in this Deposit Agreement and (y) for all other purposes.

The Corporation shall provide an opinion of counsel to the Depositary prior to the effective date of this Agreement, to set up a reserve, stating that:

(1) the Depositary Shares and the Preferred Stock have been registered under the Securities Act; and

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(2) the Preferred Stock, when issued and delivered against payment therefor, will be duly and validly issued and fully paid and non-assessable.

Section 2.2. Deposit of the Convertible Preferred Stock; Execution and Delivery of Receipts in Respect Thereof

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of the Convertible Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such shares of the Convertible Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form reasonably satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary pursuant to this Deposit Agreement and (ii) an instruction letter from the Corporation authorizing the Depositary to register such shares of the Convertible Preferred Stock in book-entry form, each in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited shares of the Convertible Preferred Stock.

The shares of the Convertible Preferred Stock that are deposited shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any shares of the Convertible Preferred Stock deposited hereunder.

Upon receipt by the Depositary of a certificate or certificates for shares of the Convertible Preferred Stock deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the shares of the Convertible Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the shares of the Convertible Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery.

Section 2.3. Registration of Transfer of Receipts

The Corporation hereby appoints Computershare and Trust Company as the Registrar and Transfer Agent for the Receipts and Computershare and Trust Company hereby accept such appointment, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized

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attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, along with any evidence of authority that may be required by the Depositary, including, but not limited to, a guarantee of the signature thereon from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), together with any other evidence of authority as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto. Any references to the Depositary herein shall, to the extent applicable, mean the Depositary as the Transfer Agent and Registrar.

Section 2.4. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of the Convertible Preferred Stock

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of the Convertible Preferred Stock and all money and/or other property, if any, represented thereby by (x) in the case of Physical Receipt(s), surrendering such Receipt(s), or Depositary Shares represented by the Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals and (y) in the case of a DTC Receipt, by complying with the appropriate DTC procedures for such withdrawal; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Convertible Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption as so provided for in the Statement. After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts, without unreasonable delay, the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of the Convertible Preferred Stock and all money and/or other property, if any, represented by the Receipt(s), or Depositary Shares represented by such Receipt(s), representing the Convertible Preferred Stock subject to withdrawal, but Holders of such whole shares of the Convertible Preferred Stock will not thereafter be entitled to deposit such shares of the Convertible Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Physical Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the Convertible Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of the Convertible Preferred Stock and such money and/or other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Physical Receipt evidencing such excess number of Depositary Shares; provided, however, that such Physical Receipt shall only represent a whole number of Depositary Shares and the Depositary shall not issue any Physical Receipt evidencing a fractional Depositary Share.

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Delivery of shares of the Convertible Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If shares of the Convertible Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such shares of the Convertible Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of the Convertible Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of shares of the Convertible Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine, except that, at the Depositary’s sole discretion and at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.8 (including any such tax or charge with respect to the shares of Convertible Preferred Stock being deposited or withdrawn or any charges or expense pursuant to Section 3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence may include a Signature Guarantee), and (iii) any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of shares of the Convertible Preferred Stock may be refused, the delivery of Receipts against shares of the Convertible Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or any stock exchange rule or under any provision of this Deposit Agreement.

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Section 2.6. Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, only upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof; and (ii) the Holder thereof furnishing of the Depositary with an open penalty surety bond satisfactory to the Depositary and holding the Depositary and the Corporation harmless, absent notice to the Depositary that such Receipts have been acquired by a bona fide purchaser. The Depositary may, at its option, issue replacement Receipts for mutilated Receipts upon presentation thereof without such indemnity. Such Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and also as may be required by Section 8-405 of the Uniform Commercial Code.

Section 2.7. Cancellation and Destruction of Surrendered Receipts

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary, including Receipts surrendered in connection with any conversion of the Convertible Preferred Stock in accordance with the Statement, subject, in the case of conversion, to the right of Record Holders of such Receipts to receive the distributions in respect of such conversion under Section 4.1 or Section 4.2. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled. In addition, following the automatic conversion of outstanding Convertible Preferred Stock (if applicable) pursuant to Section 7 of the Statement, all Receipts evidencing Depositary Shares corresponding to the Convertible Preferred Stock so converted shall be deemed cancelled on the Mandatory Conversion Date (if so provided for in the Statement), subject to the right of Record Holders of such Receipts to receive the distributions in respect of such conversion under Section 4.1 and Section 4.2.

Section 2.8. Redemption of the Convertible Preferred Stock

If within ten business days following the earlier of (i) the date on which an Acquisition Termination Event occurs and (ii) 5:00 p.m. (New York City time) on April 1, 2015, if the Acquisition has not closed on or prior to such time on such date, the Corporation elects to redeem shares of the Convertible Preferred Stock, in whole but not in part, it shall give or cause to be given to the Depositary notice of the Acquisition Termination Redemption Date, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of shares of the Convertible Preferred Stock is in accordance with the provisions of the Statement. The Acquisition Termination Redemption Date shall be not less than 30 nor more than 60 days following the date on which the Corporation provides notice of such acquisition termination redemption; or, in the case that the Acquisition Termination Share Price is greater than the Initial Price and the Corporation elects to pay cash in lieu of delivering all or any portion of the shares

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of Common Stock equal to the Acquisition Termination Conversion Rate, or if the Corporation elects to deliver shares of Common Stock in lieu of all or any portion of the Acquisition Termination Dividend Amount, the Acquisition Termination Redemption Date will be the third business day following the last trading day of the 20 consecutive trading day period used to determine the Acquisition Termination Market Value.

The Depositary shall, if requested in writing and provided with all necessary information, mail the notice of the Corporation’s redemption of shares of the Convertible Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing such shares of the Convertible Preferred Stock to be redeemed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or transmit by such other method approved by the Depositary, in its reasonable discretion (provided that, if the Depositary Shares are held in book-entry form through DTC, the Corporation may give notice in any manner provided by DTC), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed, not less than thirty (30) days and not more than sixty (60) days prior to the Acquisition Termination Redemption Date; or, in the case that the Acquisition Termination Share Price is greater than the Initial Price and the Corporation elects to pay cash in lieu of delivering all or any portion of the shares of Common Stock equal to the Acquisition Termination Conversion Rate, or if the Corporation elects to deliver shares of Common Stock in lieu of all or any portion of the Acquisition Termination Dividend Amount, the Acquisition Termination Redemption Date will be the third business day following the last trading day of the 20 consecutive trading day period used to determine the Acquisition Termination Market Value. Neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and shall state:

(i)	the Acquisition Termination Make-whole Amount;

(ii)	if the Acquisition Termination Share Price exceeds the Initial Price, the number of shares of Common Stock and the amount of cash comprising the Reference Amount per share of Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Convertible Preferred Stock, cash in lieu of a number of shares of Common Stock equal to the Acquisition Termination Conversion Rate or shares of Common Stock in lieu of cash in respect of the Acquisition Termination Dividend Amount);

(iii)	if applicable, whether the Corporation will deliver cash in lieu of all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such shares of Common Stock in respect of which cash will be delivered);

(iv)	if applicable, whether the Corporation will deliver shares of Common Stock in lieu of all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which shares of Common Stock will be delivered in lieu of cash); and

(v)	the Acquisition Termination Redemption Date.

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On the Acquisition Termination Redemption Date, provided that the Corporation shall then have paid or caused to be paid in full to Computershare the redemption price per Depositary Share of one-tenth (1/10th) of the Acquisition Termination Make-whole Amount, in accordance with the provisions of the Statement, Computershare shall redeem the number of Depositary Shares representing such shares of the Convertible Preferred Stock.

If the Acquisition Termination Share Price exceeds the Initial Price, the Corporation may pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate. If the Corporation makes such an election, the Corporation will deliver cash (computed to the nearest cent) in an amount equal to such number of shares of Common Stock in respect of which the Corporation has made this election multiplied by the Acquisition Termination Market Value.

In addition, if the Acquisition Termination Share Price exceeds the Initial Price, the Corporation may deliver shares of Common Stock in lieu of cash for some or all of the Acquisition Termination Dividend Amount. If the Corporation makes such an election, the Corporation shall deliver a number of shares of Common Stock equal to such portion of the Acquisition Termination Dividend Amount to be paid in shares of Common Stock divided by the greater of the Floor Price and 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which shares of Common Stock are delivered exceeds the product of such number of shares of Common Stock multiplied by 97% of the Acquisition Termination Market Value, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent).

From and after the Acquisition Termination Redemption Date (unless the Corporation shall have failed to provide the funds or other consideration necessary to redeem shares of the Convertible Preferred Stock evidenced by the Depositary Shares called for redemption in accordance with the provisions of the Statement), notice having been mailed or transmitted by the Depositary, (i) all dividends on the shares of the Convertible Preferred Stock so called for Redemption shall cease to accrue from and after such date; (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding; (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate; and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by Computershare at a redemption price per Depositary Share equal to one-tenth (1/10th) of the Acquisition Termination Make-whole Amount. All cash payments to which a Holder is entitled in connection with the Acquisition Termination Redemption will be rounded to the nearest cent.

Other than as set forth in this Section 2.8, the Convertible Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Convertible Preferred Stock.

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Section 2.9. Mandatory Conversion

The Depositary will take such action in connection with any mandatory conversion of the Convertible Preferred Stock as provided for in the Statement consistent with the terms thereof.

Section 2.10. Conversion at the Option of Holders

Subject to the terms and conditions of this Deposit Agreement, the Record Holder of any Receipt may, at any time that Convertible Preferred Stock may be converted pursuant to Section 8 or 9 of the Statement, by (x) in the case of a Physical Receipt, surrendering such Physical Receipt at the Depositary’s Office or such other office as the Depositary may from time to time designate for such purpose together with a notice of conversion properly completed and duly executed and a proper assignment of such Receipt to the Corporation or the Transfer Agent or in blank to the Depositary or any of the Depositary’s Agents, and (y) in the case of a DTC Receipt, complying with the procedures of DTC in effect at that time, in each case, thereby instructing the Depositary to cause the conversion of a specified number (the “Conversion Number”) of whole shares of Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the applicable provisions in the Statement (as confirmed in writing by the Corporation), and specifying the name in which such Record Holder desires the shares of Common Stock or exchange property, as provided in the Statement, issuable upon conversion (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Statement) to be registered and specifying payment instructions. Depositary Shares may be converted at the option of the Record Holder of any Receipt only in lots of 10 Depositary Shares or integral multiples thereof. The Depositary shall be deemed to have no knowledge of the Conversion Number unless and until it shall have actually received written notice thereof from the Corporation, and shall have no duty or obligation to investigate or inquire as to whether any Conversion Number contained in any such written notice is accurate, or whether it complies with the Statement. If specified by the Record Holder in such notice of conversion that shares of Common Stock or other securities issuable upon conversion shall be issued to a Person other than the Record Holder surrendering the Receipt for the Depositary Shares being converted, then the Record Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock or other securities so issued that are not payable by the Corporation pursuant to the Statement. In addition, the Record Holder shall provide any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent for the Convertible Preferred Stock, if necessary, to effect the conversion.

Upon fulfillment of the requirements in the foregoing paragraph, the Depositary is hereby authorized and instructed to, and shall, as promptly as practicable, (a) give written notice to the Transfer Agent for the Convertible Preferred Stock of (i) the Conversion Number (as specified in writing by the Corporation), (ii) the number of shares of Common Stock or other exchange property, as provided in the Statement, to be delivered upon conversion of such Conversion Number of shares of Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount

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and any Accumulated Dividend Amount, in each case, in accordance with the Statement) (as specified in writing by the Corporation), (iii) the amount of immediately available funds (as specified in writing by the Corporation), if any, to be delivered to the Record Holder of such Receipts in payment of any fractional shares of Common Stock or other securities otherwise issuable and (iv) the amount of cash or other property (as specified in writing by the Corporation), if any, to be delivered to the Record Holder of such Receipts in respect of any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, payable by the Corporation upon conversion of such Conversion Number of shares of Convertible Preferred Stock pursuant to the Statement, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Receipt, and (c) surrender to the Transfer Agent for the Convertible Preferred Stock or any other authorized agent of the Corporation for conversion in accordance with the Statement (as specified in writing by the Corporation) certificates for the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, together with delivery to the Corporation or the appropriate agent of the Corporation (pursuant to written instructions from the Corporation) any other information or payment required by the Statement (as specified in writing by the Corporation) for such conversion, and such certificates shall thereupon be canceled by the Transfer Agent or other authorized agent. The Depositary shall have no duty or obligation to investigate or inquire as to whether the Corporation provided it with the correct number of shares of Common Stock or other exchange property, as provided in the Statement, to be delivered upon any conversion of the Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount), or the correct amount of funds, cash or other property to be delivered in payment of any fractional shares of Common Stock or other securities otherwise issuable or in respect of accrued and unpaid dividends payable by the Corporation upon any conversion of the Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount), and the Depositary may rely conclusively on any such information provided by the Corporation.

As promptly as practicable after the Transfer Agent or other authorized agent of the Corporation has received such certificates from the Depositary, (a) the Corporation shall cause to be furnished to the Depositary (i) a certificate or certificates evidencing such number of shares of Common Stock or securities included in any exchange property, as provided in the Statement, to be delivered upon conversion of the Conversion Number of shares of Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Statement), (ii) such amount of immediately available funds, if any, to be delivered in respect of any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, payable by the Corporation upon conversion of such shares of Convertible Preferred Stock pursuant to the Statement, and (iii) such amount of immediately available funds, if any, to be delivered in lieu of receiving fractional shares and any other property included in any exchange property, as provided for in the Statement, as specified in a written notice from the Corporation and (b) the Depositary is hereby authorized and instructed to, and shall, deliver at the Depositary Office or at such other office as the Depositary shall determine, (i) a certificate or certificates evidencing the sum of (x) the number of shares of

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Common Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Statement) into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt has been converted, (y) the amount of cash payable by the Corporation upon such conversion of such Convertible Preferred Stock in respect of any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, pursuant to the Statement and (z) the amount of cash payable by the Corporation upon such conversion of such Convertible Preferred Stock in lieu of delivering fractional shares of Common Stock, in each case, as specified in writing by the Corporation and which has been provided by the Corporation.

In the event that a Record Holder of a surrendered Receipt elects to convert less than all Depositary Shares evidenced by such Receipt under this Section 2.10, upon such conversion, the Depositary shall, if requested in writing and provided with all necessary information and documents, authenticate, countersign and deliver to such Record Holder thereof, at the expense of the Corporation, a new Receipt evidencing the Depositary Shares as to which such conversion was not effected.

Delivery of shares of Common Stock and other property following a conversion pursuant to this Section 2.10 may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary Office or at such other office or offices as the Depositary shall determine, such delivery shall be made, as hereinafter provided, without unreasonable delay, in the Depositary’s sole discretion, at the risk of any Record Holder surrendering Receipts, and for the account of such Record Holder, to such place designated in writing by such Record Holder and agreed by the Depositary.

Section 2.11. Fractional Shares

No fractional shares of Common Stock or any other security will be issued to a Holder of the Depositary Shares upon conversion or as a result of any distribution pursuant to Section 2.8, Section 2.9, Section 2.10, or Section 4.2. If more than one share of Convertible Preferred Stock represented by Depositary Shares as evidenced by Receipts held by the same Holder shall be surrendered for conversion or entitled to a distribution pursuant to Section 4.2 at one time, the number of full shares of Common Stock or other security issuable upon conversion thereof or upon the relevant distribution, as applicable, shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered or entitled to such distribution. Whenever a payment in lieu of fractional shares is to be made by the Depositary, the Corporation shall (i) promptly prepare and deliver to the Depositary a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient cash (computed to the nearest cent) to the Depositary in the form of fully collected funds to make such payments. The Depositary shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment in lieu of fractional shares under any Section of this Deposit Agreement relating to the payment of fractional shares unless and until the Depositary shall have received such a certificate and sufficient cash. If the amount of cash

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required to be distributed by the Depositary in lieu of fractional shares exceeds the amount of cash received by the Depositary in lieu of fractional shares pursuant to Section 12(b) of the Statement, then the Depositary, any of the Depositary’s Agents or any other entity as so instructed in writing by the Corporation, on behalf of all Holders of Receipts entitled to fractional shares shall, as soon as practicable after the distribution date, sell the minimum number of such shares on the open market such that each such Record Holder will be entitled to receive, in lieu of a fractional share, an amount in cash, rounded to the nearest cent, equal to such Record Holder’s proportionate interest in the net proceeds from such sale. The Depositary shall have no duty or obligation to investigate or inquire whether the amounts of funds paid by the Corporation to the Depositary for the benefit of any Holder in connection with such a conversion are correct.

Section 2.12. No Pre-Release

The Depositary shall not deliver any deposited Convertible Preferred Stock represented by Depositary Shares evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the Convertible Preferred Stock corresponding to Depositary Shares evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not evidence Depositary Shares representing Convertible Preferred Stock deposited with the Depositary, subject to the rights of holders to receive distributions upon conversion of the deposited Convertible Preferred Stock pursuant to Section 4.1 or Section 4.2.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1. Filing Proofs, Certificates and Other Information

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of shares of the Convertible Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2. Payment of Taxes or Other Governmental Charges

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses as provided in Section 5.8. Registration of transfer of any Receipt or any withdrawal of shares of the Convertible Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any

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such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all shares of the Convertible Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3. Warranty as to the Convertible Preferred Stock

The Corporation hereby represents and warrants that shares of the Convertible Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of shares of the Convertible Preferred Stock and the issuance of the related Receipts.

Section 3.4. Warranty as to Receipts

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in shares of the Convertible Preferred Stock. Such representation and warranty shall survive the deposit of shares of the Convertible Preferred Stock and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1. Cash Distributions

Whenever Computershare shall receive (i) any cash dividend or other cash distribution on the Convertible Preferred Stock, Computershare shall, subject to Section 3.1 and Section 3.2 and, if received, in accordance with written instructions from the Corporation, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Convertible Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly, and such withheld cash shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Receipts in respect of which the Corporation or the Depositary, as the case may be, made such withholding. Computershare shall distribute or make available for distribution, as the case may be and, if received, in accordance with the Corporation’s written instructions, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide Computershare with its certified tax identification number on a properly

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completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made to such Holder hereunder.

All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds in demand deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion. The Company shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, except for any losses resulting from a default by any bank or financial institution holding the Funds as set forth in this paragraph. Computershare may from time to time receive interest in connection with such deposits. Computershare shall not be obligated to pay such interest to the Corporation, any holder or any other party.

Section 4.2. Distributions Other than Cash, Rights, Preferences or Privileges

Whenever Computershare shall receive any distribution other than cash, rights, preferences or privileges upon the Convertible Preferred Stock, Computershare shall, subject to Section 3.1 and Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that Computershare may deem equitable and practicable for accomplishing such distribution, including, without limitation, through book-entry transfer through DTC in the case of DTC Receipts; provided that, in case the Depositary shall be required to withhold from any distribution in respect of the Convertible Preferred Stock an amount on account of taxes, the amount of property or securities made available for distribution or distributed in respect of Depositary Shares shall be reduced as necessary to permit any withholding, and such withheld property may be disposed of by the Depositary, without any further consent or direction from the Corporation, in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes and shall be treated for all purposes of this Agreement as having been paid to the Record Holder of the Receipt in respect of which the Depositary, as the case may be, made such withholding. The distribution described in the immediately preceding sentence shall apply to any distribution by the Depositary of Common Stock deliverable to the Record Holders, as a result of the conversion of the Convertible Preferred Stock into Common Stock in accordance with the terms of the Statement; provided that in such case the distribution of Common Stock shall be made to Record Holders as of the close of business on the relevant Conversion Date. If in the opinion of Computershare such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or Computershare withhold an amount on account of taxes or governmental charges or in connection with a distribution of fractional shares or other property units) Computershare deems, after consultation with the Corporation, such distribution not to be feasible, Computershare may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution,

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including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to Computershare and Computershare shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

The Person or Persons entitled to receive any Common Stock issuable upon any conversion shall be treated for all purposes as the Record Holder(s) of such shares of Common Stock as of the close of business on the applicable Conversion Date.

Section 4.3. Subscription Rights, Preferences or Privileges

If the Corporation shall at any time offer or cause to be offered to the Persons in whose names shares of the Convertible Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depositary and made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion (with acknowledgement of the Depositary, in any case where the Corporation has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to the Depositary and, if received, in accordance with the written instructions of the Corporation and, subject to Section 3.1 and Section 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to

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exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its commercially reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4. Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Convertible Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Convertible Preferred Stock are entitled to vote or of which holders of the Convertible Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Convertible Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5. Voting Rights

Subject to the provisions of the Statement, upon receipt of notice from the Corporation of any meeting at which the holders of the Convertible Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts, as determined on the record date set forth in Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of the Convertible Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Corporation), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with

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the instructions set forth in such requests, the maximum number of whole shares of the Convertible Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. To the extent any such instructions request the voting of a fractional interest of a share of deposited Convertible Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. The Corporation hereby agrees to take all reasonable action the Depositary deems necessary in order to enable the Depositary to vote such shares of the Convertible Preferred Stock or cause such shares to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to the Convertible Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the shares of the Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipts.

Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Convertible Preferred Stock, subject to the provisions of the Statement, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustment, (i) make such adjustments as are certified by the Corporation in (a) the fraction of an interest represented by one Depositary Share in one share of the Convertible Preferred Stock and (b) the ratio of the redemption price or conversion rate, as applicable, per Depositary Share to the redemption price or conversion rate, as applicable, per share of the Convertible Preferred Stock, in each case as stated in such instructions or as is consistent with the provisions of the Statement to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Convertible Preferred Stock or any such recapitalization, reorganization, merger or consolidation and (ii) subject to the last sentence of this Section 4.6, treat any securities or property (including cash) which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Convertible Preferred Stock as new deposited property so received in exchange for or upon conversion or in respect of such Convertible Preferred Stock. In any such case, the Depositary shall, upon receipt of written instructions of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Convertible Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of the Convertible Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the shares of the Convertible Preferred Stock represented by such Receipts might have been converted or for which such shares might have been exchanged or surrendered immediately prior to the effective date of such transaction. Notwithstanding the foregoing, the Common Stock issuable upon conversion of the Convertible Preferred Stock pursuant to Section 7,8 or 9 of the Statement (or their successors) shall not be treated as new deposited property under this Deposit Agreement and instead the provisions in Section 2.10 and Section 4.2 shall apply.

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Section 4.7. Delivery of Reports

The Depositary shall make available for inspection by Holders of Receipts at the Depositary’s Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Corporation that are both received by the Depositary as the holder of the Deposited Shares and which the Corporation is required to furnish to the holders of the Convertible Preferred Stock. In addition, the Depositary shall transmit, upon written request by the Corporation, certain notices and reports to the Holders of Receipts as provided in Section 5.6.

Section 4.8. Lists of Receipt Holders

Promptly upon request from time to time by the Corporation, the Registrar shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

Section 4.9. Certain Limitations on Liability

The Corporation, Depositary, Underwriters, Transfer Agent, Registrar, conversion agent, dividend disbursing agent and redemption agent shall not have any responsibility or liability for the payment of amounts to beneficial owners of interests in Depositary Shares, for any aspect of the records relating to or payments made on account of such beneficial interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such beneficial interests.

Section 4.10. Withholding

Notwithstanding any other provision of this Deposit Agreement, in the event that Computershare determines that any distribution in property is subject to any tax or other charge that Computershare is obligated by law to withhold, Computershare may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as Computershare deems necessary and practicable to pay such taxes or charges, and Computershare shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or charges to the Holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event Computershare determines that such distribution of property is subject to withholding tax only with respect to some but not all Holders of Receipts, Computershare will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other Holders of Receipts to receive such distribution in property.

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ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1. Appointment of the Depositary

The Corporation hereby appoints Trust Company to act as Depositary in accordance with the terms and conditions hereof, and Trust Company accepts this appointment. The Corporation acknowledges and agrees that Computershare shall act as service provider to Trust Company and as processor of all payments received from or made by or on behalf of the Corporation under this Deposit Agreement. Depositary is engaged in an independent business and will perform its obligations under this Deposit Agreement as an agent of the Corporation.

Section 5.2. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, split-up and combination of Receipts and deposit and withdrawal of Convertible Preferred Stock and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, split-up and combination of Receipts and deposit and withdrawal of Convertible Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Depositary, the Registrar shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any record Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed necessary or advisable by the Depositary, the Registrar, any Depositary’s Agent or the Corporation because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the shares of the Convertible Preferred Stock represented by such Depositary Shares shall be listed on the NYSE or one or more national securities exchanges, the Depositary may, with the written approval of the Corporation, appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the written request or with the written approval of the Corporation. If the Receipts, such Depositary Shares or the Convertible Preferred Stock are listed on the NYSE or one or more other securities exchanges, the Depositary will, at the written request and expense of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or the Convertible Preferred Stock as may be required by law or applicable securities exchange regulation.

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Section 5.3. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation, as the case may be, shall incur any liability to any Holder of Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, as the case may be, by reason of any provision, present or future, of the Corporation’s Articles of Incorporation (including the Statement) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Corporation, as the case may be, shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Corporation, as the case may be, incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.4. Obligations of the Depositary, the Depositary’s Agents, the Registrar, Transfer Agent and the Corporation

Neither the Depositary nor any Depositary’s Agent nor any Registrar, any Transfer Agent nor the Corporation, as the case may be, assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts or to any other Person other than for its gross negligence, willful misconduct, bad faith or fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of Depositary, any Depositary’s Agent or the Registrar or Transfer Agent, as the case may be, under this Deposit Agreement will be limited in the aggregate to an amount equal to the annual fees paid by the Corporation to such Person, but not including reimbursable expenses; provided, however, that in the event that such liability arises as a result of misappropriation of funds by the Depositary, any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary), any Registrar or any Transfer Agent, as the case may be, through fraud or willful misconduct on the part of such Person (as determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation), such limit shall not apply and such liability hereunder shall be instead limited to the amount of such misappropriated funds or the liability resulting from such fraud or willful misconduct.

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Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Convertible Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any Person presenting the shares of the Convertible Preferred Stock for deposit, any Holder of a Receipt or any other Person believed by it to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent and the Corporation, as the case may be, may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, shall not be responsible for any failure to carry out any instruction to vote any of the shares of the Convertible Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith, fraud, willful misconduct or gross negligence (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation). The Depositary undertakes, and any Depositary’s Agent, Registrar and any Transfer Agent, as the case may be, shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, any Depositary’s Agent, Registrar or any Transfer Agent.

The Depositary, its parent, Affiliate, or subsidiaries, any Depositary’s Agents, and any Transfer Agent and any Registrar, as the case may be, may own and deal in any class of securities of the Corporation and its Affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, the parent, Affiliate or subsidiary of the Depositary or the Depositary’s Agent or Transfer Agent or Registrar hereunder. The Depositary may also act as transfer agent, trustee or registrar of any of the securities of the Corporation and its Affiliates or act in any other capacity for the Corporation or its Affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Convertible Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

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In the event the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar may, in its sole discretion upon providing written notice to the Corporation, refrain from taking any action and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other Person or entity for refraining from taking such action, unless the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar receives written instructions or a certificate of the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar or which proves or establishes the applicable matter to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

In the event the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.7 hereof in connection with any action so taken.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Convertible Preferred Stock. The Depositary will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, the shares of Convertible Preferred Stock or Depositary Shares.

Neither the Depositary (or its officers, directors, employees or agents), any Depositary’s Agent nor any Registrar or any Transfer Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited shares of Convertible Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.

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The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts; provided, however that the Depositary is responsible for its representations in this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any shares of Convertible Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

The Depositary, Depositary’s Agent, any Registrar, and any Transfer Agent hereunder:

(i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii) shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii) shall not be obligated to prosecute or defend any litigation or other proceeding hereunder; if, however, the Depositary determines to prosecute or defend any litigation or other proceeding hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission, electronic communication or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties;

(v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as Depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Corporation;

(vi) may consult counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;

(vii) except as specifically set forth herein, shall not be called upon at any time to advise any Person with respect to the shares of the Convertible Preferred Stock or Receipts;

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(viii) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement; and

(ix) shall not be liable for any delays or failures in performance resulting from conditions beyond their reasonable control, including, but not limited to, (i) work stoppages or labor disputes, electrical or mechanical failure or computer hardware or software failure, in each case other than of the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, or (ii) acts of government, exchange or market ruling, suspension of trading, civil disobedience, riots, rebellions, communications facilities failures including telephone failure, war, terrorism, insurrection, fires, earthquakes, storms, floods, acts of God or similar occurrences.

The obligations of the Corporation set forth in this Section 5.4 shall survive the replacement, removal or resignation of the Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.5. Resignation and Removal of the Depositary; Appointment of Successor Depositary

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the earlier of (1) sixty (60) days and (2) the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its Affiliates, of at least $50,000,000. In the event of such removal or resignation, the Corporation will appoint a successor depositary and inform the Depositary of the name and address of any successor depositary so appointed, provided that no failure by the Corporation to appoint such a successor depositary shall affect the termination of this Deposit Agreement or the discharge of the Corporation and the Depositary as depositary hereunder. Upon payment of all outstanding fees and expenses hereunder, the Depositary shall promptly forward to the successor depositary or its designee any shares of stock held by it and any certificates, letters, notices and other document that the Depositary may receive after its appointment has so terminated.

If no successor Depositary shall have been so appointed and have accepted appointment within sixty (60) days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor

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Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the shares of the Convertible Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the Record Holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted, or any Person to which all or a substantial part of the assets of the Depositary may be transferred or which succeeds to the shareholder services business of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The removal or resignation of the Depositary shall automatically be deemed to be a removal of the Depositary as Registrar and Transfer Agent herein without any further act or deed.

Section 5.6. Corporate Notices and Reports

The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s or Registrar’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Convertible Preferred Stock, the Depositary Shares or the Receipts are listed or by the Articles of Incorporation (including the Statement), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested in writing by the Corporation.

Section 5.7. Indemnification by the Corporation

Notwithstanding Section 5.4 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from and against, any fee, loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, taken or omitted to be taken in connection with its acting as Depositary, Depositary’s Agent, Registrar or Transfer

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Agent, respectively, under this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Registrar or Transfer Agent, as the case may be, of this Deposit Agreement) and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of negligence, willful misconduct, bad faith or fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation) on the respective parts of any such Person or Persons. The obligations of the Corporation set forth in this Section 5.7 shall survive any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.8. Fees, Charges and Expenses

The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary, Depositary’s Agent, Transfer Agent and Registrar hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary, Depositary’s Agent, Transfer Agent and Registrar without gross negligence, willful misconduct, bad faith or fraud on its part (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation) in connection with the services rendered by it (or any agent of the Depositary) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of shares of the Convertible Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Convertible Preferred Stock by owners of Depositary Shares, and any redemption or exchange of shares of the Convertible Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and charges arising solely from the existence of this Deposit Agreement. All other transfer and other taxes and charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1. Amendment

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by

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the Holders of Receipts representing in the aggregate at least a majority of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Section 2.5 and Section 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the shares of the Convertible Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate that states that the proposed amendment is in compliance with the terms of this Section 6.1.

Section 6.2. Termination

This Deposit Agreement may be terminated by the Corporation at any time upon not less than sixty (60) days prior written notice to the Depositary, in which case, at least thirty (30) days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the record Holders of all Receipts then outstanding. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders of the Receipts thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Convertible Preferred Stock, and shall continue to deliver the Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the Holders of Receipts thereof. At any time after the expiration of two years from the date of termination, as may be instructed by the Corporation in writing, the Depositary shall (i) sell the shares of the Convertible Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the Holders of Receipts that have not theretofore been surrendered, or (ii) return such shares of Convertible Preferred Stock to the Corporation. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. The Depositary shall continue to receive its fees and expenses after termination of this Deposit Agreement so long as the Depositary continues to provide services in connection with this Deposit Agreement.

Subject to the first paragraph of this Section 6.2, this Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8; (ii) each share of Convertible Preferred Stock has been converted into common stock or has been exchanged for common stock; (iii) there shall have been made a final distribution in respect of the Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or Section 4.2, as applicable; or (iv) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

32

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Section 5.7 and Section 5.8; provided further that Section 5.4 and Section 5.7 shall survive the termination of this Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Counterparts

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Deposit Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as a manually executed counterpart of this Deposit Agreement.

Section 7.2. Exclusive Benefit of Parties

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 7.3. Invalidity of Provisions

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4. Notices

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof or, in the case of electronic mail, by electronic return receipt providing proof of delivery, addressed to the Corporation at:

Alcoa Inc.

201 Isabella Street, 6th Floor

Pittsburgh, Pennsylvania 15212

Facsimile: (412) 553-4064

Email: max.laun@alcoa.com

Attention: General Counsel

33

and

Alcoa Inc.

390 Park Avenue

New York, New York 10022

Facsimile: (212) 836-2807

Email: peter.hong@alcoa.com

Attention: Treasurer

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof or, in the case of electronic mail, by electronic return receipt providing proof of delivery, addressed to the Depositary at the Depositary’s Office at:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: Corporate Actions

or at any other address of which the Depositary shall have notified the Corporation in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next day courier services, facsimile transmission or electronic mail, confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request. Notwithstanding the foregoing, if Depositary Shares are issued in book-entry form through DTC or any similar facility, such notices may be given to Record Holders in any manner permitted by DTC or such facility, as the case may be.

Delivery of a notice sent by mail or as provided in the previous paragraph shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box; provided, that the Depositary or the Corporation may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.

34

Section 7.5. Depositary’s Agents

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

Section 7.6. Appointment of Registrar, Transfer Agent, Conversion Agent, Dividend Disbursing Agent and Redemption Agent in Respect of the Convertible Preferred Stock

The Corporation hereby appoints Trust Company as Registrar and Transfer Agent, and Computershare as conversion agent, dividend disbursing agent and redemption agent in respect of the shares of the Convertible Preferred Stock deposited with the Depositary hereunder, and Trust Company and Computershare hereby accept such appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Convertible Preferred Stock held by Trust Company or Computershare by notation, book-entry or other appropriate method. With respect to the appointment of Trust Company as Registrar and Transfer Agent and Computershare as conversion agent, dividend disbursing agent and redemption agent in respect of the shares of the Convertible Preferred Stock, Trust Company and Computershare, respectively, in its respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

Section 7.7. Holders of Receipts are Parties

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

Section 7.8. Governing Law

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to applicable conflicts of law principles, except that the rights, duties, and obligations of the Depositary under this Deposit Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

Section 7.9. Inspection of Deposit Agreement and Statement

Copies of this Deposit Agreement and the Statement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

35

Section 7.10. Headings

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11. Confidentiality

The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Holder information and fees for services, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process.

[Remainder of page intentionally left blank; signature page follows.]

36

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ALCOA INC.

By:	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. (on behalf of both entities)

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Manager, Contract Administration

37

EXHIBIT A:

FORM OF RECEIPT

[FORM OF FACE OF RECEIPT]

[IF A DTC RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ALCOA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE& CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE& CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE& CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS DTC RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES REFERRED TO BELOW.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

Certificate Number	[Initially][1] Depositary Shares

ALCOA INC.

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

EACH REPRESENTING ONE-TENTH OF ONE SHARE OF

5.375% CLASS B MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES 1

($1.00 par value)

(liquidation preference $500 per share)

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

CUSIP

(SEE REVERSE FOR CERTAIN DEFINITIONS)

Computershare Trust Company, N.A., as Depositary (the “Depositary”), hereby certifies that             2 is the registered owner of [            (            )]3 [the number shown on Schedule I hereto of]4 DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/10th of one share of 5.375% Class B Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share, liquidation preference $500 per share (the “Preferred Stock”), of Alcoa Inc., a Pennsylvania corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of September 22, 2014 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. The powers, designations, preferences and rights of the Preferred Stock are set forth in a Statement with Respect to Shares for the Corporation’s Articles of Incorporation filed with the Secretary of State of the Commonwealth of Pennsylvania. The aggregate number of Depositary Shares evidenced by Receipts that may be executed and delivered under the Deposit Agreement is initially limited to 25,000,000 (as increased from time to time by an amount equal to the aggregate number of any additional Depositary Shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement dated September 16, 2014 among the Corporation and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several Underwriters listed in Schedule I thereto). Capitalized terms used herein but not defined shall have the respective meanings given them in the Deposit Agreement.

This Depositary Receipt is issuable to             5 as the registered owner of the Depositary Shares represented hereby. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.

[1]	Insert for DTC Receipt.
[2]	Insert “CEDE & CO.” for DTC Receipt.
[3]	Insert for Physical Receipt.
[4]	Insert for DTC Receipt.
[5]	Insert “CEDE & CO.” for DTC Receipt.

This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated: September 22, 2014

[Countersigned:

By:	]

Computershare Inc. and Computershare Trust Company, N.A., For both entities, As Depositary

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

ALCOA INC.

ALCOA INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE STATEMENT WITH RESPECT TO SHARES. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament

EST	Estate, of Estate of

ASSIGNMENT

For value received,             hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE. PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

                    Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint

                    Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: 20

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE(S) GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.

Schedule I6

SCHEDULE OF EXCHANGES

Alcoa Inc.

Depositary Shares, Each Representing a 1/10th Interest in a share of 5.375% Class B Mandatory Convertible Preferred Stock, Series 1

Certificate Number: [            ]

The number of Depositary Shares initially represented by this DTC Receipt shall be [            ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Depositary Shares evidenced by this DTC Receipt in the table set forth below:

Amount of Decrease in Number of Depositary Shares Evidenced by this DTC Receipt	Amount of Increase in Number of Depositary Shares Evidenced by this DTC Receipt	Number of Depositary Shares Represented by this DTC Receipt following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[6]	Attach Schedule I only to DTC Receipts.

EXHIBIT B:

STATEMENT WITH RESPECT TO SHARES

EXHIBIT A TO

STATEMENT WITH RESPECT TO SHARES

AMENDING THE

ARTICLES OF INCORPORATION OF

ALCOA INC.

5.375% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES 1

RESOLVED, that pursuant to Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”), and Section 1 of Article FIFTH of the Company’s Articles of Incorporation (“Articles”), there is hereby designated and established a series of Class B Serial Preferred Stock of the Company, denominated as the “5.375 % Mandatory Convertible Preferred Stock, Series 1” (the “Mandatory Convertible Preferred Stock”), and the Pricing Committee hereby fixes and determines the number of such shares and, subject to the provisions of such Article FIFTH, the relative rights and preferences of such shares as set forth in Exhibit A hereto (the “Mandatory Convertible Preferred Stock Terms”)

Exhibit A

(to Pricing Committee Resolutions September 16, 2014)

TERMS OF 5.375% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES 1

SECTION 1. Designation; Number of Shares; Ranking. The series of Class B Series Preferred Stock shall be designated as the Corporation’s 5.375% Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”).

The number of shares of Mandatory Convertible Preferred Stock authorized to be issued shall be 2,500,000 (as increased from time to time, up to an aggregate of 2,875,000 shares of Mandatory Convertible Preferred Stock, by an amount equal to the number of any additional shares of Mandatory Convertible Preferred Stock underlying the Corporation’s depositary shares purchased by the underwriters named in the Underwriting Agreement pursuant to the exercise of their overallotment option as set forth therein), which number the Board of Directors may decrease (but not below the number of shares of the series then outstanding).

Each share of Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding up or dissolution of the Corporation, ranks:

(a)	senior to (i) Common Stock and (ii) each class or series of shares established after the Initial Issue Date the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon any liquidation, dissolution or winding up of the Corporation (collectively, “Junior Stock”);

(b)	on parity with (i) any other series of Class B Serial Preferred Stock and (ii) each class or series of shares established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon any liquidation, dissolution or winding up of the Corporation (collectively, “Parity Stock”);

(c)	junior to (i) the Serial Preferred Stock and (ii) each class or series of shares established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the liquidation, dissolution or winding up of the Corporation (collectively, “Senior Stock”); and

(d)	junior to the Corporation’s existing and future indebtedness.

For so long as any shares of Mandatory Convertible Preferred Stock are outstanding, the Corporation shall not authorize or create any shares of its capital stock that are not Junior Stock, Parity Stock, or Senior Stock.

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” shall mean, with respect to any Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, on the Mandatory Convertible Preferred Stock for all Dividend Periods prior to the Fundamental Change Effective Date of the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date.

“Acquisition” means the Corporation’s acquisition of the Firth Rixson business.

“Acquisition Termination Conversion Rate” shall have the meaning set forth in Section 5.

“Acquisition Termination Dividend Amount” shall have the meaning set forth in Section 5.

“Acquisition Termination Event” shall have the meaning set forth in Section 5.

“Acquisition Termination Make-whole Amount” shall have the meaning set forth in Section 5.

“Acquisition Termination Market Value” shall have the meaning set forth in Section 5.

“Acquisition Termination Redemption” means a redemption of the Mandatory Convertible Preferred Stock in accordance with the provisions of Section 5.

“Acquisition Termination Redemption Date” shall have the meaning set forth in Section 5.

“Acquisition Termination Share Price” shall have the meaning set forth in Section 5.

“ADRs” shall have the meaning set forth in Section 13(e).

“Agent Members” shall have the meaning set forth in Section 21.

“Applicable Market Value” means the Average VWAP per Common Share over the 20 consecutive Trading Day period commencing on and including, the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date.

“Articles of Incorporation” shall mean the Corporation’s Articles of Incorporation, as amended from time to time.

“Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Average VWAP” means the average of the VWAP per share for each Trading Day in the relevant period.

“Beneficial Owner” means “beneficial owner” as defined in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the Board of Directors of the Corporation and shall include any authorized committee of such Board of Directors.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“By-laws” means the By-laws of the Corporation, as they may be amended or restated from time to time.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Common Share” means a share of the Common Stock.

“Common Stock” means the Common Stock, par value $1.00 per share, of the Corporation.

“Conversion, Dividend Disbursing and Redemption Agent” shall initially mean Computershare Inc., the Corporation’s duly appointed conversion, dividend disbursing and redemption agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall mean Alcoa Inc.

“Current Market Price” per Common Share (or, in the case of Section 13(a)(iv), per Common Share, or per unit of capital stock or equity interest, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv) (in the event of an adjustment not relating to a Spin-Off), or Section 13(a)(v), the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv) relating to a Spin-Off, the Average VWAP per Common Share, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first ten consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per Common Share over the ten consecutive Trading Day period commencing on and including the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor.

“Direct Treasury Shares” shall mean shares heretofore or hereafter acquired by the Corporation and deemed to be issued but not outstanding under section 1552(a) of the Pennsylvania Business Corporation Law of 1988, as amended, or any successor provision.

“Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year commencing on January 1, 2015, to and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the Dividend Payment Date occurring on January 1, 2015.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Corporation.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e).

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which Common Shares trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be final and set forth in a resolution of the Board of Directors.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the outstanding Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned subsidiaries or any of the Corporation’s or the Corporation’s majority-owned subsidiaries’ employee benefit plans, becoming the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors; or (iii) the Common Stock (or, following a Reorganization Event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such Reorganization Event) ceases to be listed for trading on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Fundamental Change Effective Date and the Fundamental Change Share Price applicable to such Fundamental Change:

Fundamental Change Effective Date	Fundamental Change Share Price on Fundamental Change Effective Date
	$5.00	$10.00	$15.00	$16.16	$17.00	$18.00	$19.39	$25.00	$30.00	$40.00	$50.00	$65.00	$80.00	$100.00
September 22, 2014	28.8937	28.2303	26.5805	26.3172	26.1174	25.9372	25.7370	25.3532	25.2994	25.3692	25.4361	25.4875	25.5124	25.5313
October 1, 2015	29.5177	29.1726	27.2811	27.7978	26.6539	26.4025	26.1199	25.5708	25.4790	25.5142	25.5531	25.5819	25.5973	25.6016
October 1, 2016	30.1631	30.2222	28.3056	29.3228	27.3764	26.9829	26.5375	25.7377	25.6353	25.6486	25.6643	25.6780	25.6865	25.6951
October 1, 2017	30.9406	30.9406	30.9406	30.9406	29.4118	27.7778	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838	25.7838

If the Fundamental Change Share Price falls between two Fundamental Change Share Prices set forth in the table above, or if the Fundamental Change Effective Date falls between two Fundamental Change Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Prices and the earlier and later Fundamental Change Effective Dates based on a 365-day year, as applicable.

If the Fundamental Change Share Price is in excess of $100.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate.

If the Fundamental Change Share Price is less than $5.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Fundamental Change Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(d)(i)(A).

“Fundamental Change Effective Date” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Fundamental Change Share Price” means, for any Fundamental Change, (i) if the holders of Common Shares receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per Common Share, and (ii) if the holders of Common Shares receive any property other than cash in such Fundamental Change, the Average VWAP per Common Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Fundamental Change Effective Date; provided, however, that if the Corporation elects to pay any portion of a Fundamental Change Dividend Make-whole Amount or of the Accumulated Dividend Amount in Common Shares, then, solely for purposes of calculating the number of Common Shares payable in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, the Fundamental Change Share Price shall be the average VWAP per Common Share over the 10 consecutive Trading Day period beginning on the Trading Day next succeeding the Fundamental Change Effective Date.

“Global Preferred Shares” shall have the meaning set forth in Section 21.

“Holder” means each person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning set forth in Section 13(a)(v).

“Initial Issue Date” means September 22, 2014, the first original issue date of shares of the Mandatory Convertible Preferred Stock.

“Initial Price” shall have the meaning set forth in Section 7(b)(ii).

“Junior Stock” shall have the meaning set forth in Section 1.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $500 per share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means October 1, 2017.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Parity Stock” shall have the meaning set forth in Section 1.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Prospectus Supplement” means the prospectus supplement, dated September 16, 2014, to the prospectus dated July 30, 2014, relating to the offering and sale of shares of Mandatory Convertible Preferred Stock.

“Purchase Agreement” means the purchase agreement, dated as of June 25, 2014, among the Corporation, FR Acquisition Corporation (US), Inc., FR Acquisitions Corporation (Europe) Limited, FR Acquisition Finance Subco (Luxembourg), S.à.r.l., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P., as the same may be amended or supplemented from time to time.

“Qualifying Market” means the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange.

“Record Date” means, with respect to any Dividend Payment Date, the December 15, March 15, June 15 or September 15 immediately preceding the applicable January 1, April 1, July 1 or October 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of any shares of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on the related Record Date.

“Reference Amount” shall have the meaning set forth in Section 5.

“Registrar” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.

“Reorganization Event” shall have the meaning set forth in Section 13(e).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Senior Stock” shall have the meaning set forth in Section 1.

“Serial Preferred Stock” shall mean the Serial Preferred Stock authorized under Article FIFTH of the Articles of Incorporation.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of Common Shares issued as payment of a dividend or other amounts issuable in respect of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion.

“Share Dilution Amount” shall have the meaning set forth in Section 3(b).

“Spin-Off” means a dividend or other distribution (including, for these purposes only, a division under the Pennsylvania Business Corporation Law or any successor statute) by the Corporation to all holders of Common Shares consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

“Statement with Respect to Shares” means the Statement with Respect to Shares filed with the Bureau of Corporations of the Department of State of the Commonwealth of Pennsylvania with respect to the Mandatory Convertible Preferred Stock, as it may be amended from time to time.

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b)(i).

“Trading Day” means a day on which the Common Stock:

(a) is not suspended from trading, and on which trading in the Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock; provided that if the Common Stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Underwriting Agreement” means the Underwriting Agreement relating to the Mandatory Convertible Preferred Stock and the depositary shares representing the Mandatory Convertible Preferred Stock, dated September 16, 2014, among the Corporation and the underwriters named therein.

“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “AA<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

SECTION 3. Dividends.

(a) Rate. Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, including the Serial Preferred Stock, Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 5.375% on the Liquidation Preference per share of Mandatory Convertible Preferred Stock (the “Dividend Rate”) (equivalent to $26.8750 per annum per share), payable in cash, by delivery of Common Shares or by delivery of any combination of cash and Common Shares, as determined by the Corporation in its sole discretion, in accordance with the provisions set forth in Section 3(c)(i) (subject to the limitations described herein). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Record Date, whether or not the shares of Mandatory Convertible Preferred Stock held by such Record Holders on such Record Date are converted after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest.

No dividend shall be declared or paid upon, or any sum or number of Common Shares set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of Common Shares have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, property or Common Shares, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on any shares of Mandatory Convertible Preferred Stock converted to Common Shares shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Shares or any other shares of Junior Stock, and no Common Shares or shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of Common Shares have been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) any dividend or distribution payable in Common Shares or other Junior Stock; (ii) redemptions, purchases or other acquisitions of Common Shares or shares of Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan or acquisitions of shares of Common Stock deemed surrendered in connection with the exercise of stock options); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iv) purchases of Common Shares or shares of Junior Stock pursuant to a contractually binding requirement to buy Common Shares or shares of Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan; or (v) the deemed purchase or acquisition of fractional interests in Common Shares or shares of Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase “Share Dilution Amount” means the increase in the number of diluted shares of Common Stock outstanding (determined in accordance with U.S. GAAP, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

When dividends on shares of Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date or (ii) have been declared but a sum of cash or number of Common Shares sufficient for payment thereof has not been set aside for the benefit of the Record Holders thereof on the applicable Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the Holders of the shares of Mandatory Convertible Preferred Stock and the holders of any such shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated dividends and declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and the shares of such Parity Stock; provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Common Shares, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends.

(i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(A) in cash;

(B) by delivery of Common Shares; or

(C) by delivery of any combination of cash and Common Shares.

(ii) Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in Common Shares. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in Common Shares no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(iii) All cash payments to which a Holder is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be rounded to the nearest cent. Any Common Shares issued in payment or partial payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be valued for such purpose at 97% of the Average VWAP per Common Share over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. The Corporation shall instead pay a cash adjustment (computed to the nearest cent) to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend.

(e) Notwithstanding the foregoing, in no event shall the number of Common Shares to be delivered in connection with any declared dividend on the Mandatory Convertible Preferred Stock, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $5.66, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of Common Shares delivered in connection with such declared dividend and (y) 97% of the Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash (computed to the nearest cent).

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Shares issued as payment of a dividend on the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Shares approved for listing on the New York Stock Exchange (or if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed), and qualified or registered under applicable state securities laws, if required, provided that the Corporation will not be required to qualify as a foreign corporation or to take any action that would subject the Corporation to general service of process in any such jurisdiction where the Corporation is not presently qualified or subject to taxation as a foreign corporation and such qualification or action would subject the Corporation to such taxation.

SECTION 4. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Corporation, each Holder shall be entitled to receive:

(i) the Liquidation Preference per share of Mandatory Convertible Preferred Stock, plus

(ii) an amount (the “Liquidation Dividend Amount”) equal to all dividends that have accrued on such Holder’s shares to (but excluding) the date fixed for liquidation, winding up or dissolution but have not been paid or declared and a sum sufficient for the payment thereof been set apart, to be paid out of the assets of the Corporation legally available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation’s creditors and payment of any liquidation preference of holders of shares of each class or series of Senior Stock, and before any payment or distribution is made to holders of Junior Stock, including Common Stock.

(b) Neither the merger or consolidation of the Corporation into or with any other corporation or corporations, any share exchange or division involving the Corporation in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 4.

(c) If, upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, any Parity Stock are not paid in full, the Holders and all holders of any classes or series of Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

SECTION 5. Acquisition Termination Redemption; No Sinking Fund.

(a) Within ten Business Days following the earlier of (a) the date on which an Acquisition Termination Event occurs and (b) 5:00 p.m. (New York City time) on April 1, 2015, if the Acquisition has not closed on or prior to such time on such date, the Corporation shall be entitled, but not required, to mail a notice of Acquisition Termination Redemption to the Holders (provided that, if depositary shares representing shares of Mandatory Convertible Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in respect of such shares in any matter permitted by DTC). If the Corporation shall mail such notice of Acquisition Termination Redemption to Holders, on the Acquisition Termination Redemption Date, the Corporation shall be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Purchase Agreement is terminated or (2) the Corporation shall determine in its reasonable judgment that the Acquisition will not occur.

“Acquisition Termination Make-whole Amount” means, for each share of Mandatory Convertible Preferred Stock, an amount in cash equal to $505 plus accumulated and unpaid dividends to the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price exceeds the Initial Price, the Acquisition Termination Make-whole Amount will equal the Reference Amount.

“Acquisition Termination Share Price” means the average VWAP per Common Share over the 10 consecutive Trading Day period ending on the Trading Day preceding the date on which the Corporation shall provide notice of Acquisition Termination Redemption to Holders.

The “Reference Amount” shall equal the sum of the following amounts:

(i) a number of Common Shares equal to the Acquisition Termination Conversion Rate; plus

(ii) cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that the Corporation may deliver cash in lieu of all or any portion of the Common Shares set forth in clause (i) above, and the Corporation may deliver Common Shares in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as set forth in this Section 5.

“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate, assuming for such purpose that the date on which the Corporation shall provide notice of Acquisition Termination Redemption is the Fundamental Change Effective Date and that the Fundamental Change Share Price is the Acquisition Termination Share Price.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (x) the Fundamental Change Dividend Make-whole Amount and (y) the Accumulated Dividend Amount, assuming in each case, for such purpose that the date on which the Corporation shall provide notice of Acquisition Termination Redemption is the Fundamental Change Effective Date.

(b) If the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of Common Shares equal to the Acquisition Termination Conversion Rate. If the Corporation shall make such an election, it shall deliver cash in an amount equal to such number of Common Shares in respect of which it shall have made such election multiplied by the Acquisition Termination Market Value.

(c) In addition, if the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may elect to deliver Common Shares in lieu of some or all of the Acquisition Termination Dividend Amount. If the Corporation shall make such an election, it shall deliver a number of Common Shares equal to such portion of the Acquisition Termination Dividend Amount to be paid in Common Shares divided by the greater of the Floor Price and 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which Common Shares are delivered exceeds the product of such number of Common Shares multiplied by 97% of the Acquisition Termination Market Value, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent).

“Acquisition Termination Market Value” means the average VWAP per Common Share over the twenty consecutive Trading Day period commencing on and including the third Trading Day following the date on which the Corporation provides notice of Acquisition Termination Redemption.

“Acquisition Termination Redemption Date” means the date specified by the Corporation in its notice of Acquisition Termination Redemption that is not less than 30 nor more than 60 days following the date on which the Corporation shall provide notice of such Acquisition Termination Redemption; provided, that, if the Acquisition Termination Share Price is greater than the Initial Price and the Corporation shall elect to pay cash in lieu of delivering all or any portion of the Common Shares equal to the Acquisition Termination Conversion Rate, or, if the Corporation shall elect to deliver Common Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount, the Acquisition Termination Redemption Date shall be the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value.

(d) The notice of Acquisition Termination Redemption shall specify, among other things:

(i)	the Acquisition Termination Make-whole Amount;

(ii)	if the Acquisition Termination Share Price exceeds the Initial Price, the number of Common Shares and the amount of cash comprising the Reference Amount per share of Mandatory Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Mandatory Convertible Preferred Stock, cash in lieu of a number of Common Shares equal to the Acquisition Termination Conversion Rate or Common Shares in lieu of cash in respect of the Acquisition Termination Dividend Amount);

(iii)	if applicable, whether the Corporation will deliver cash in lieu of all or any portion of the number of Common Shares equal to the Acquisition Termination Conversion Rate included as a portion of the Reference Amount (specifying, if applicable, the number of such Common Shares in respect of which cash will be delivered);

(iv)	if applicable, whether the Corporation will deliver Common Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount included as a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which Common Shares will be delivered in lieu of cash); and

(v)	the Acquisition Termination Redemption Date.

(e) If any portion of the Acquisition Termination Make-whole Amount is to be paid in Common Shares, no fractional Common Shares will be delivered to the Holders. The Corporation shall instead pay a cash adjustment (rounded to the nearest cent) to each Holder that would otherwise be entitled to a fraction of a Common Share based on the average VWAP per Common Share over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Acquisition Termination Redemption Date. If more than one share of Mandatory Convertible Preferred Stock is to be redeemed from a Holder, the number of Common Shares issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so redeemed.

(f) All cash payments to which a Holder is entitled in connection with an Acquisition Termination Redemption will be rounded to the nearest cent.

(g) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Shares issued as any portion of the payment of the Acquisition Termination Make-whole Amount, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed), provided that the Corporation will not be required to qualify as a foreign corporation or to take any action that would subject the Corporation to general service of process in any such jurisdiction where the Corporation is not presently qualified or subject to taxation ass a foreign corporation and such qualification or action would subject the Corporation to such taxation.

(h) Other than pursuant to the Acquisition Termination Redemption provisions described above, shares of Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in Section 4 of Article FIFTH of the Articles of Incorporation (as further limited by subsection (b) of this Section 6) or as otherwise from time to time required by Pennsylvania law.

(b) Change for Clarification. Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers, and limitations and restrictions thereof, of the shares of Mandatory Convertible Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock:

(i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Statement with Respect to Shares that may be defective or inconsistent with any other provision contained in the Statement with Respect to Shares;

(ii) to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Articles of Incorporation or the Statement with Respect to Shares; or

(iii) to waive the Corporation’s rights with respect thereto;

provided, that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Mandatory Convertible Preferred Stock. The full text of the Prospectus Supplement is on file at the principal place of business of the Corporation at 390 Park Avenue, New York, New York 10022.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously redeemed at the option of the Corporation in accordance with Section 5, converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Conversion right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of Common Shares equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate,” which is the number of Common Shares issuable upon conversion of each share of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding Common Shares, if any, issued in respect of accrued and unpaid dividends) shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than $19.39 (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to 25.7838 Common Shares per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than $16.16 (the “Initial Price”), then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Stock shall be equal to $500 divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 30.9406 Common Shares per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of Common Shares equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price (calculated as though the Mandatory Conversion Date is the applicable Dividend Payment Date). To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent) pro rata to the Holders. No such payment in cash may be made if the payment is not permitted by the Corporation’s then existing debt instruments.

SECTION 8. Early Conversion at the Option of the Holder.

(a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into Common Shares at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If as of any Early Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the converting Holder receives an additional number of Common Shares equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per Common Share over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 22nd Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of the number of additional shares of Common Stock and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for undeclared dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion.

(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if earlier, the Mandatory Conversion Date) into a number of Common Shares equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock, (ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in Common Shares; and (iii) with respect to such converted shares, receive the Accumulated Dividend Amount, in the case of clauses (ii) and (iii), subject to the Corporation’s right to deliver Common Shares in lieu of all or part of such amounts as set forth in clause (d) below; provided that if such Fundamental Change Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend. With respect to any Fundamental Change, Holders who do not submit shares of Mandatory Convertible Preferred Stock for conversion during the relevant Fundamental Change Conversion Period will not be entitled to convert their non-submitted shares of Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount.

(b) On or before the twentieth calendar day prior to the anticipated Fundamental Change Effective Date or, if such prior notice is not practicable, no later than the second Business Day immediately following the actual Fundamental Change Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders. Such notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the twentieth calendar day prior to the Fundamental Change Effective Date of such Fundamental Change, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the twentieth calendar day prior to such Fundamental Change Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(c) Not later than the second Business Day following the Fundamental Change Effective Date of a Fundamental Change, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, Common Shares or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether the Corporation will pay such amount in cash, Common Shares or a combination thereof, specifying the combination, if applicable.

(d)(i) For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Shares issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option:

(A) pay the Holder in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so, the present value, computed using a discount rate of 5.375% per annum, of all dividend payments on the Holder’s shares of Mandatory Convertible Preferred Stock for all the remaining Dividend Periods (excluding any Accumulated Dividend Amount) from and including such Fundamental Change Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);

(B) increase the number of Common Shares to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and Common Shares in accordance with the provisions of clauses (A) and (B) immediately above.

(ii) In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, Holders who convert shares of Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable, at the Corporation’s election, in:

(A) cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so,

(B) an additional number of Common Shares equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

(C) a combination of cash and Common Shares in accordance with the provisions of clauses (A) and (B) immediately above.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash (computed to the nearest cent), except to the extent the Corporation elects on or prior to the second Business Day following the Fundamental Change Effective Date of a Fundamental Change to make all or any portion of such payments in Common Shares. If the Corporation elects to deliver Common Shares in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid in Common Shares exceeds the product of the number of additional shares of Common Stock the Corporation delivers in respect thereof and 97% of the Fundamental Change Share Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash (computed to the nearest cent). No such payment in cash may be made if the payment is not permitted by the Corporation’s then existing debt instruments.

(iv) No fractional Common Shares shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. A cash adjustment (computed to the nearest cent) shall be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a Common Share based on the Average VWAP per Common Share over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the relevant Conversion Date.

SECTION 10. Conversion Procedures.

(a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into Common Shares. The person or persons entitled to receive the Common Shares issuable upon Mandatory Conversion of the Mandatory Convertible Preferred Stock shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Common Shares issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding the Mandatory Convertible Preferred Stock.

(b) To effect an Early Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the shares of Mandatory Convertible Preferred Stock being converted are in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the third Business Day immediately succeeding the Early Conversion Date, (ii) the third Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time on such applicable Early Conversion Date, the Common Shares issuable upon conversion of any Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock constituting fewer than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if the shares of Mandatory Convertible Preferred Stock are held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the shares of Mandatory Convertible Preferred Stock being converted are in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Shares issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time on such applicable Fundamental Change Conversion Date, the Common Shares issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock constituting fewer than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if the shares of Mandatory Convertible Preferred Stock are held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which Common Shares to be issued upon conversion of shares of Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such Common Shares should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such Common Shares to the address of such Holder shown on the records of the Corporation.

(e) Converted shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive Common Shares issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and Common Shares, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Reservation of Common Shares.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Shares, solely for issuance upon the conversion of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of Common Shares equal to the product of the Maximum Conversion Rate then in effect and the number of shares of Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 11(a), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All Common Shares delivered upon conversion of shares of Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of shares of Mandatory Convertible Preferred Stock, the Corporation shall use reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of, or issuable in respect of the payment of dividends, the Acquisition Termination Make-whole Amount, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Stock.

SECTION 12. Fractional Shares.

(a) No fractional Common Shares shall be issued as a result of any conversion of Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional Common Share otherwise issuable in respect of any mandatory conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Shares over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Fundamental Change Conversion Date or Early Conversion Date, as applicable.

(c) If more than one share of Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i)	Stock Dividends and Distributions. If the Corporation issues Common Shares to all holders of Common Shares as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:

(A)	the numerator of which is the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B)	the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.

Subject to the provisions of Section 13(a)(iv)(E), any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include any Direct Treasury Shares but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. For so long as any shares of Mandatory Convertible Preferred Stock are outstanding, the Corporation shall not pay any dividend or make any other distribution on Common Shares that are Direct Treasury Shares.

(ii)	Issuance of Stock Purchase Rights. If the Corporation issues to all holders of Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A)	the numerator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants, and

(B)	the denominator of which shall be the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares equal to the the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Subject to the provisions of Section 13(a)(iv)(E), any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors, which determination shall be final). For the purposes of this clause (ii), the number of Common Shares at the time outstanding shall not include any Direct Treasury Shares but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. For so long as any shares of Mandatory Convertible Preferred Stock are outstanding, the Corporation shall not issue any such rights or warrants in respect of Common Shares that are Direct Treasury Shares.

(iii)	Subdivisions and Combinations of the Common Shares. If outstanding Common Shares shall be subdivided into a greater number of Common Shares or combined into a lesser number of Common Shares, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A)	the numerator of which is the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B)	the denominator of which is the number of Common Shares outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv)	Debt or Asset Distribution.

(A)	If the Corporation distributes to all holders of Common Shares evidences of its indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 13(a)(i), (2) any rights or warrants covered by Section 13(a)(ii), (3) any dividend or distribution covered by Section 13(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price, and

(2)	the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets so distributed applicable to one Common Share.

(B)	In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the sum of (x) the Current Market Price of the Common Shares and (y) the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one Common Share as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the Current Market Price of such securities), and

(2)	the denominator of which is the Current Market Price of the Common Shares.

(C)

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any settlement period or Early Conversion Settlement Period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the Common Shares issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(D)	For purposes of this clause (iv) (and subject in all respects to clause (ii)), rights, options or warrants distributed by the Corporation to all holders of its Common Shares entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including, but not limited to, Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Conversion Rate under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv).

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Shares entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued. For purposes of clause (1) of the immediately preceding sentence, any rights that have become void by reason of the actions or status of the holder(s) thereof shall not be included in determining whether all rights have been redeemed or purchased.

(E)	For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(A)	a dividend or distribution of Common Shares to which clause (i) is applicable (the “Clause I Distribution”); or

(B)	an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Shares entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Shares entitled to receive the Clause IV Distribution and (II) any Common Shares included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v)	Cash Distributions. If the Corporation distributes an amount consisting exclusively of cash to all holders of Common Shares other than a regular, quarterly cash dividend that does not exceed $0.03 per Common Share (the “Initial Dividend Threshold”) (excluding (1) any cash that is distributed in a Reorganization Event to which Section 13(e) applies, (2) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (3) any consideration payable as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price minus the Initial Dividend Threshold (provided that if the distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero), and

(2)	the denominator of which is the Current Market Price minus the amount per Common Share of such dividend or other distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates pursuant to this clause (v).

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such dividend or other distribution. In the event that any distribution described in this clause (v) is not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or make such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

(vi)	Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Shares (excluding any securities convertible or exchangeable for Common Shares), where the cash and the value of any other consideration included in the payment per Common Share exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A)	the numerator of which shall be equal to the sum of:

(1)	the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Common Shares purchased in such tender or exchange offer; and

(2)	the product of (I) the Current Market Price and (II) (A) the number of Common Shares outstanding at the time such tender or exchange offer expires less (B) any purchased Common Shares; and

(B)	the denominator of which shall be equal to the product of (I) the Current Market Price and (II) the number of Common Shares outstanding at the time such tender or exchange offer expires, including any purchased Common Shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period or Early Conversion Settlement Period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii)	Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases as to which Section 13(a)(iv) or Section 13(a)(v) applies where the Fair Market Value of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets applicable to one Common Share distributed to holders of Common Shares equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to Section 13(a)(iv) or Section 13(a)(v)), rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution, for each share of Mandatory Convertible Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii)	Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any shares of Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Common Shares, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Shares as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from Common Shares) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Fundamental Change Share Price.

(i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Acquisition Termination Redemption Date, an Early Conversion Date and a Fundamental Change Effective Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any provision of the Statement with Respect to Shares requires the Corporation or the Board of Directors to calculate the VWAP per Common Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price, the Floor Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii) If:

(A) the record date for a dividend or distribution on Common Shares occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of Common Shares issuable to the Holders had such record date occurred on or before the last Trading Day of such 20 consecutive Trading Day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of Common Shares equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Shares together with the number of Common Shares issuable upon the Mandatory Conversion Date.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Fundamental Change Share Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Fundamental Change Share Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Fundamental Change Share Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) No adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of Mandatory Convertible Preferred Stock, a number of Common Shares equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any Common Shares or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D) for a change solely in the par value of the Common Stock;

(E) for stock repurchases that are not tender offers, including structured or derivative transactions; or

(F) for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as provided under Sections 7, 8 and 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) within 10 Business Days following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Shares into securities including securities other than Common Shares; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Shares would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a Holder of one Common Share is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election (or of all holders of Common Shares if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to Common Shares were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Mandatory Conversion Date of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Shares in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

SECTION 14. Transfer Agent, Registrar, and Conversion, Dividend Disbursing and Redemption Agent. The duly appointed Transfer Agent and Registrar for the Mandatory Convertible Preferred Stock shall be Computershare Trust Company, N.A., and the Conversion Agent, Dividend Disbursing Agent, and Redemption Agent for the Mandatory Convertible Preferred Stock shall be Computershare Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion Agent, Dividend Disbursing Agent and Redemption Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion Agent, Dividend Disbursing Agent and Redemption Agent, as the case may be; provided that if the Corporation removes Computershare Trust Company, N.A. or Computershare Inc., the Corporation shall appoint a successor transfer agent, registrar or conversion, dividend disbursing and redemption agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any share of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 16. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Statement with Respect to Shares, in the Articles of Incorporation or the By-laws and by applicable law. Notwithstanding the foregoing, if shares of Mandatory Convertible Preferred Stock are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the shares of Mandatory Convertible Preferred Stock.

SECTION 17. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 18. Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

SECTION 19. Share Certificates.

(a) Shares of Mandatory Convertible Preferred Stock shall initially be represented by share certificates substantially in the form set forth as Exhibit A hereto.

(b) Share certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed in accordance with the By-laws and applicable Pennsylvania law, by manual or facsimile signature.

(c) A share certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each share certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a share certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the share certificate shall be valid nonetheless.

(e) The Corporation may at its option issue shares of Mandatory Convertible Preferred Stock without certificates under the circumstances specified in Section 21(d).

SECTION 20. Replacement Certificates.

(a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the Common Shares issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 21. Book Entry Form.

(a) Shares of Mandatory Convertible Preferred Stock shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of shares of Mandatory Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Statement with Respect to Shares, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Mandatory Convertible Preferred Stock held as Global Preferred Shares. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Mandatory Convertible Preferred Stock. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, the Statement with Respect to Shares, or the Articles of Incorporation.

(c) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares or otherwise provide for alternate book-entry arrangements with respect to the Mandatory Convertible Preferred Stock. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference or otherwise exchanged pursuant to such alternate book-entry arrangements providing for beneficial interests of an equal aggregate Liquidation Preference. If definitive stock certificates are issued pursuant to this Section 21(d), such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 22. Miscellaneous

(a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Shares or other securities issued on account of shares of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Common Shares or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

Exhibit A

[FORM OF FACE OF CLASS B MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES 1 CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Certificate Number	[Initial] Number of shares of Mandatory
Convertible Preferred Stock: [ ]

CUSIP: [ADD]	ISIN: [ADD]

Alcoa Inc.

5.375% Class B Mandatory Convertible Preferred Stock, Series 1 (par value $1.00 per share) (Liquidation Preference as specified below)

Alcoa, Inc., a Pennsylvania corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ]][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 5.375% Class B Mandatory Convertible Preferred Stock, Series 1, with a par value of $1.00 per share and a Liquidation Preference of $500 per share (the “Mandatory Convertible Preferred Stock”). Shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the shares of Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Statement with Respect to Shares establishing the terms of the 5.375% Mandatory Convertible Preferred Stock of Alcoa Inc. dated September 22, 2014, as the same may be amended from time to time (the “Statement with Respect to Shares”), and the other provisions of the Articles of Incorporation of Alcoa Inc., as the same may be amended from time to time. Capitalized terms used herein but not defined shall have the meaning given them in the Statement with Respect to Shares. The Corporation will provide a copy of the Statement with Respect to Shares and the Articles of Incorporation to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Statement with Respect to Shares and the Articles of Incorporation, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Statement with Respect to Shares and the Articles of Incorporation and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Statement with Respect to Shares or the Articles of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [        ] of [                ], [        ].

Alcoa Inc.
By:
Name: Title:

By:
Name: Title:

COUNTERSIGNATURE

These are shares of the Mandatory Convertible Preferred Stock referred to in the within-mentioned Statement with Respect to Shares.

Dated: [                ], [        ]

[Computershare Trust Company, N.A.], as

Registrar and Transfer Agent

By:
Name: Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Statement with Respect to Shares.

The Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Statement with Respect to Shares.

The Corporation shall furnish without charge to each Holder who so requests a statement of the designations, voting rights, preferences, limitations, and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations, and special rights of the classes and series of shares of the corporation.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [            ] shares of 5.375% Class B Mandatory Convertible Preferred Stock, Series 1 (the “Mandatory Convertible Preferred Stock”), of Alcoa, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [            ] (the “Mandatory Convertible Preferred Stock Certificates”), into shares of the common stock, par value $1.00 per share, of the Corporation (the “Common Stock”) according to the conditions of the Statement with Respect to Shares establishing the terms of Mandatory Convertible Preferred Stock (the “Statement with Respect to Shares”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Statement with Respect to Shares.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Mandatory Convertible Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue shares of Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)
(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

Alcoa Inc.

Global Preferred Share

5.375% Class B Mandatory Convertible Preferred Stock, Series 1

Certificate Number:

The number of shares of Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be [            ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.